                                                                   EXHIBIT 10.29

                                SERVICE AGREEMENT

         THIS AGREEMENT entered into this first day of November, 1995, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as "Buyer," second party,

                                   WITNESSETH

          WHEREAS, pursuant to Order Nos. 636, issued by the Federal Energy Regulatory Commission (Commission), Buyer has notified Seller of its desire to convert its firm transportation service under Seller's Rate Schedule X-303 from Service under Part 157 of the Commission's regulations to service under Part 284(G) of the Commission's regulations; and

          WHEREAS, Buyer has designated that such Part 284(G) service will be rendered under Seller's Rate Schedule FT; and

          WHEREAS, Seller has prepared this agreement for service for Buyer under Rate Schedule FT, and this agreement will supersede and terminate the existing service agreement between Seller and Buyer under Rate Schedule X-303.

          NOW, THEREFORE, Seller and Buyer agree as follows:

                                    ARTICLE I
                           GAS TRANSPORTATION SERVICE

          1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of

             a. 53,000 Mcf per day for the peak winter months of December, January, and February, and

             b. 47,700 Mcf per day for the shoulder winter months of November and March

          2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                   ARTICLE II
                               POINT(S) OF RECEIPT

          Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

          See Exhibit A, attached hereto, for points of receipt.

                                   ARTICLE III
                              POINT(S) OF DELIVERY

          Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of

          See Exhibit B, attached hereto, for points of delivery and pressures.

                                   ARTICLE IV
                                TERM OF AGREEMENT

          This agreement shall be effective as of November 1, 1995 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time November 1, 2005 and thereafter until terminated by Seller or Buyer upon at least nine (9) months prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No.1 Tariff. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et. al., (a) pregranted abandonment under Section 284.221(d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

                                    ARTICLE V
                             RATE SCHEDULE AND PRICE

          1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.

          2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

          3. In addition to the applicable charges for firm transportation service pursuant to Section

3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                   ARTICLE VI
                                  MISCELLANEOUS

          1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:

                    Rate Schedule X-303 Service Agreement between Seller and Buyer, dated June 29, 1990, as amended on February 1, 1992 and as amended on February 1,1993.

          2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

          3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

          4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

          5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

             (a)      If to Seller:

                      Transcontinental Gas Pipe Line Corporation
                      P.O. Box 1396
                      Houston, Texas, 77251
                      Attn: Customer Services

             (b)      If to Buyer:

                      Piedmont Natural Gas Company, Inc.
                      P.O. Box 33068
                      Charlotte, North Carolina 28233
                      Attn: Vice President, Gas Supply and Transportation

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                              TRANSCONTINENTAL GAS PIPE LINE CORPORATION

(Seller)

                                 By:    /s/ Frank J. Ferazzi
                                        ---------------------------------------
                                                               Frank J. Ferazzi
                                              Vice President - Customer Service


                                          PIEDMONT NATURAL GAS COMPANY, INC.

(Buyer)

                                By:    /s/ Thomas E. Skains
                                       ----------------------------------------
                                        Title:   Sr. Vice President, Gas Supply
                                                 ------------------------------

                                    EXHIBIT A

                                                               Buyer's                   Buyer's
                                                               Mainline   Capacity       Mainline Capacity
                                                               Entitlement               Entitlement
                   Receipt                                     Peak Months               Shoulder Months
                   Point 1/                                    (Mcf per Dav)    2/       (Mcf per Day) 2/

TIER I             Holmesville                                   19,695                      17,726

TIER II                                                          37,830                      34,047
                   Jefferson Davis County-
                   Miss Fuels
                   Hattiesburg - Endevco

TIER III                                                         53,000                      47,700
                   Clarke County - Miss Fuels
                   Magnolia Pipeline Interconnect
                   Jonesboro - SNG
                   Heidelberg
                   Station 85 Main Line Pool

------------------
TIER I   - Transco's mainline between Holmesville and Station 70
TIER II  - Transco's mainline between Station 70 and Station 80
TIER III - Transco's mainline downstream of Station 80

1/ Seller's ability to receive gas under this Rate Schedule at specific point(s) of receipt is subject to the operating limitations of Transco and the upstream party at such point(s) and the availability of capacity at such point(s) of receipt, but in no event will Seller require a pressure at the Points of Receipt greater than 800 psig.

2/ These quantities do not include the additional quantities of gas retained by Seller for applicable compressor fuel and line loss make-up provided for in Article V, 2 of this Service Agreement, which are subject to change as provided for in Article V, 2 hereof. The volume provided for each tier represents the maximum allowable firm capacity entitlement to be transported through the associated tier from all receipt points within that tier. However, the total cumulative capacity entitlement for all receipt points provided herein shall not exceed the specified capacity entitlement provided for Tier III, which amount shall equal Shipper's transportation contract demand quantity. To the extent that on any day other participants in Transco's Southern Expansion Project are not utilizing their total daily TCQ within a Tier, Transco is willing to receive additional quantities of gas from Shipper at such points within such Tier, on an interruptible basis, not to exceed Shipper's total daily TCQ.

                                    EXHIBIT B

                                                                            Facility Group      Facility Group
                                            Delivery Point                  Increment           Increment
Delivery                                    Increment                       Peak Months         Shoulder Months
Point(s) of Delivery and Pressures*         (Mcf per Day)                  (Mcf per Day)        (Mcf per Day)
-----------------------------------         --------------                 ---------------      ---------------
Group 8

          Anderson                               2,809
          Greenville                             4,187
          Woodruff                               4,187
          Startex                                2,809
                                                 -----
              Total                                                           10,600                9,144
Group 9                                          3,180
                                                 -----
              Total                                                            3,180                2,862

Group 10

          Charlotte                              4,028
          Salisbury                              4,028
          Spencer Buck                           4,028
          Winston-Salem                         12,190
          Kernersville                          12,190
          Greensboro                            13,250
                                                ------
            Total                                                             39,220               35,289


Total Transportation
    Contract Quantity:                                                        53,000               47,700
                                                                              ------               ------




* Subject to the conditions contained in this Agreement, Seller shall make deliveries of gas for the account of Buyer at the Point(s) of Delivery specified above at such pressures as may be available from time to time in Seller's line serving such Point(s) of Delivery not to exceed maximum allowable operating pressure, but not less than fifty
          (50) psig or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

          Deliveries of gas to the Point(s) of Delivery shall be subject to the limitations of Shipper's Delivery Point Entitlements
          (DPE) at such points as set forth in Transco's FERC Gas Tariff.